Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 3 to Registration Statement (No. 333-131599) of Physicians Remote Solutions, Inc. on Form SB-2 of our report dated June 14, 2006 (except as to Note H which is September 8, 2006 and Note I which is November 1, 2006) appearing in the prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such prospectus

/s/ Meyler & Company LLC

Middletown, NJ

November 2, 2006